EXHIBIT 10.2


                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                               INDEMNITY AGREEMENT

          THIS INDEMNITY AGREEMENT, effective as of December 1, 1996, between MidAmerican Energy Holdings Company, an Iowa corporation ("Corporation"), and ("Indemnitee").

                                   WITNESSETH:

          WHEREAS, Indemnitee either is, or will become, a member of the board of directors of the Corporation ("Board of Directors") or an officer of the Corporation, or both, and in such capacity or capacities (as hereinafter defined), is performing or will perform valuable services for or on behalf of the Corporation;

          WHEREAS, Indemnitee is willing to perform or to continue to perform such services and to perform additional services for or on behalf of the Corporation on the condition that Indemnitee is indemnified as provided in this Agreement;

          WHEREAS, it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein; and

          WHEREAS, all capitalized terms used in this Agreement have the respective meanings set forth in Section 15.

          NOW THEREFORE, in consideration of the premises and the covenants in this Agreement, and of Indemnitee agreeing to perform and performing services for or on behalf of the Corporation as a member of its Board of Directors or one of its officers, and intending to be legally bound hereby, the Corporation and Indemnitee agree as follows:

          1. SERVICES BY INDEMNITEE.

          Indemnitee agrees to serve as a director or as an officer of the Corporation, or both, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Restated Articles of Incorporation, as amended ("Articles of Incorporation"), and Bylaws, as amended ("Bylaws"), of the Corporation, and until such time as Indemnitee resigns or otherwise ceases to be such director or officer. Indemnitee may from time to time also perform other services at the request or for the convenience of, or otherwise benefiting, the Corporation. Indemnitee may at any time and for any reason resign or be removed (subject to any obligation) as such director or officer, and, in such event, the Company shall continue to be obligated to indemnify Indemnitee for acts occurring while Indemnitee served as a director or officer as set forth in this Agreement, however, the Company shall not be obligated to indemnify Indemnitee for acts occurring after such event.

          2. INDEMNIFICATION.

          Subject to the limitations set forth in this Section 2 and in Section 6, the Corporation hereby agrees to indemnify Indemnitee as follows:

          The Corporation shall indemnify Indemnitee from and against any and all Expenses and Liabilities with respect to any Proceeding associated with Indemnitee being or having been a director or officer of the Corporation, to the fullest extent permitted by applicable laws and the Articles of Incorporation in effect on the date hereof or as such laws or Articles of Incorporation may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than applicable laws and the Articles of Incorporation permitted the Corporation to provide before such amendment). The right to indemnification conferred in this Agreement and the Articles of Incorporation shall be presumed to have been relied upon by Indemnitee in agreeing to serve, serving or continuing to serve the Corporation as a director or officer of the Corporation, and shall be enforceable as a contract right. Without in any way diminishing the scope of the indemnification provided by this Section 2, the Corporation shall indemnify Indemnitee if and whenever Indemnitee is or was a party or is threatened to be made a party to any Proceeding, including without limitation to the fullest extent permitted by applicable laws any such Proceeding brought by or in the right of the Corporation, because Indemnitee is or was a director or officer of the Corporation, or because of anything done or not done by Indemnitee in such capacity, against all Expenses and Liabilities actually and reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding. In addition to, and not as a limitation of, the foregoing, the rights of Indemnitee to indemnification provided in this Agreement shall include those rights set forth in Sections 3 and 8.

          3. ADVANCEMENT OF EXPENSES: LETTER OF CREDIT.

          (a) ADVANCEMENT OF EXPENSES. All reasonable Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Corporation to Indemnitee within 20 days after the receipt by the Corporation of a written request for the advancement of such Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination that Indemnitee is not entitled to be indemnified for such Expenses), including without limitation to the fullest extent permitted by applicable laws any Proceeding brought by or in the right of the Corporation. The written request for an advancement of any and all Expenses under this
Section 3(a) shall contain reasonable details of the Expenses incurred by or on behalf of Indemnitee for which advancement is thereby requested, and by execution of such request, Indemnitee shall be deemed to have made whatever (i) written affirmation concerning the good faith of Indemnitee about the standard of conduct of Indemnitee or any other matter, which may be required by applicable law or the Articles of Incorporation, as from time to time amended, to give Indemnitee the right to be indemnified under this Agreement or otherwise, and (ii) written undertaking may be required with respect to repayment to the Corporation of such Expenses under applicable provisions of any law, or the Articles of Incorporation, as from time to time amended; provided, however; that in no circumstances shall Indemnitee be deemed to have undertaken to repay to the Corporation Expenses for which Indemnitee has the right to be indemnified under this Agreement or otherwise.

          (b) LETTER OF CREDIT. In order to secure the obligations of the Corporation to indemnify and advance Expenses to Indemnitee pursuant to this Agreement, the Corporation shall obtain at its expense at the time of any Change in Control an irrevocable standby letter of credit naming Indemnitee as the sole beneficiary ("Letter of Credit"). The Letter of Credit shall be in an appropriate amount not less than $1,000,000, issued by a financial institution having assets in excess of $100,000,000 and containing terms and conditions reasonably acceptable to Indemnitee. The Letter of Credit shall provide that Indemnitee may from time to time draw certain amounts thereunder, upon written certification by Indemnitee to the issuer of the Letter of Credit that (i) Indemnitee has made written request upon the Corporation for an amount not less than the amount Indemnitee is drawing under the Letter of Credit and that the Corporation has failed or refused to provide Indemnitee with such amount in full within 20 days after receipt of such request, and (ii) Indemnitee believes that Indemnitee is entitled under the terms of this Agreement to the amount which Indemnitee is drawing under the Letter of Credit. The issuance of the Letter of Credit shall not, in any way, diminish the obligation of the Corporation to indemnify Indemnitee against Expenses and Liabilities to the full extent required by this Agreement or otherwise.

          (c) TERM OF LETTER OF CREDIT. Once the Corporation has obtained the Letter of Credit, the Corporation shall at its expense maintain and renew the Letter of Credit or a substitute letter of credit meeting the criteria of
Section 3(b) during the term of this Agreement so that the Letter of Credit shall have an initial term of five years, be renewed for successive five-year terms, and always have at least one year of its term remaining after the termination of this Agreement.

          4. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

          (a) Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome such presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not affect such presumption or, except as may be provided in Section 6, of itself be determinative that the Indemnitee failed to meet any requisite standard of conduct or establish a presumption with regard to any other factual matter relevant to determining the right of Indemnitee to indemnification under this Agreement or otherwise.

          (b) If the person or persons so empowered to make a determination pursuant to Section 5 shall have failed to make the requested determination within 30 days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event which could enable the Corporation to determine the right of Indemnitee to be indemnified under this Agreement or otherwise, the requisite determination that Indemnitee has the right to indemnification shall be deemed to have been made; provided, however, that such 30 day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons so empowered to make a determination pursuant to Section 5 in good faith requires such additional time to obtain or evaluate documentation or information relating thereto; and provided further, that the foregoing provisions of this Section 4(b) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 5(b) of this Agreement and if
(i) within 15 days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the shareholders for their consideration at an annual meeting to be held within 75 days after such receipt and such determination is made thereat, or
(ii) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat.

          5.  PROCEDURE  FOR   DETERMINATION   OF  RIGHT  OF  INDEMNITEE  TO  BE
INDEMNIFIED.

          (a) Whenever Indemnitee believes that Indemnitee has a right to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of the right of Indemnitee to be indemnified pursuant to this Agreement. In any event, Indemnitee shall submit such request for indemnification within a reasonable time, not to exceed five years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or final disposition of such Proceeding, whichever is the later date for which Indemnitee requests indemnification. The Secretary, General Counsel or other appropriate officer of the Corporation shall, promptly upon receipt of such request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request. Determination of the right of Indemnitee to indemnification shall be made not later than 30 days after the receipt by the

Corporation of such written request for indemnification, provided that any request for indemnification for Liabilities with respect to a particular Proceeding, other than amounts paid in settlement, shall be made after a determination thereof in such Proceeding. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

          (b) The Corporation shall be entitled to select the forum in which the right of Indemnitee to indemnification will be heard; provided, however, that if such forum is selected after a Change in Control of the Corporation, Independent Legal Counsel shall determine whether Indemnitee has the right to indemnification. The forum shall be any one of the following:

                    (i)  The  shareholders  of  the   Corporation,   other  than
          shareholders who are parties to the Proceeding with respect to which the Indemnitee has claimed indemnification;

                    (ii) A majority of a quorum of the Board of Directors consisting of Disinterested Directors;

                    (iii)  Independent   Legal  Counsel,   who  shall  make  the
          determination in a written opinion; or

                    (iv) A panel of three arbitrators, one selected by the Corporation, another by Indemnitee and the third by the first two arbitrators selected; or if for any reason three arbitrators are not selected within 30 days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association. If any arbitrator resigns or is unable to serve in such capacity for any reason, the American Arbitration
          Association shall select a replacement. The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association in effect on the date of this Agreement.

          6. SPECIFIC LIMITATIONS ON INDEMNIFICATION.

          Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated under this Agreement to make any payment to Indemnitee for indemnification with respect to any Proceeding:

          (a) To the extent that payment is actually made to Indemnitee under any insurance policy, or is made to Indemnitee by the Corporation or an affiliate otherwise than pursuant to this Agreement. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Corporation pursuant to this Agreement by assigning to the Corporation any claims under such insurance to the extent Indemnitee is paid by the Corporation;

                  (b) If a court in such Proceeding has entered a judgment or other adjudication which is final and has become nonappealable and establishes that the claim of Indemnitee for such indemnification arose from: (i) a breach by Indemnitee of his or her duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions of Indemnitee not in good faith or which involve intentional misconduct or knowing violations of the law; (iii) a transaction in which Indemnitee derived an improper personal benefit; or (iv) liability of Indemnitee to the Corporation pursuant to Section 490.833 of the Iowa Business Corporation Act (or any successor provision);

                  (c) If there has been no Change in Control, for Liabilities in connection with Proceedings settled without the consent of the Corporation, which consent, however, shall not be unreasonably withheld; or

                  (d) For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of
Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory or common law.

          7.  FEES AND EXPENSES OF INDEPENDENT LEGAL COUNSEL.

          The Corporation agrees to pay the reasonable fees and expenses of Independent Legal Counsel or a panel of three arbitrators if such Counsel or panel of arbitrators is retained to make a determination of the right of Indemnitee to indemnification pursuant to Section 5(b), and to fully indemnify such Counsel or arbitrators against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

          8. REMEDIES OF INDEMNITEE.

          (a) If (i) a determination is made pursuant to Section 5 that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made to Indemnitee pursuant to this Agreement, (iii) payment has not been timely made following a determination that Indemnitee has a right to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Iowa of the remedy sought. Alternatively, unless the determination was made by a panel of arbitrators pursuant to Section 5(b)(iv), Indemnitee may elect to seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association in effect on the date of this Agreement, which award is to be made within 90 days following the filing of the demand for arbitration. The Corporation shall not oppose the right of Indemnitee to seek any such adjudication or arbitration award. In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome such presumption.

          (b) If a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5, the decision in the judicial proceeding or arbitration provided in Section 8(a) shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that Indemnitee is not entitled to indemnification.

          (c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 or is deemed to have been made pursuant to
Section 4 or otherwise pursuant to this Agreement, the Corporation shall be bound by such determination in the absence of a misrepresentation of a material fact by Indemnitee.

          (d) The Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

          (e) Expenses reasonably incurred by Indemnitee in connection with the request of Indemnitee for indemnification under, seeking enforcement of, or to recover damages for breach of, this Agreement shall be borne by the Corporation when and as incurred by Indemnitee irrespective of any Final Adverse Determination that Indemnitee is not entitled to indemnification.

          9. INSURANCE.

                  (a) MAINTENANCE OF INSURANCE. The Corporation represents that it presently maintains certain policies of directors' and officers' liability insurance. Subject only to the provisions within this Section 9, the Corporation agrees that during the Indemnification Period, the Corporation shall use its best efforts to purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors' and officers' liability insurance providing, in all respects, coverage both in scope and amount which is no less favorable than that presently provided. Notwithstanding the foregoing, the Corporation shall not be required to maintain such policies of directors' and officers' liability insurance if such insurance is not reasonably available or if it is in good faith determined by the then Board of Directors either that:

                    (i) the premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder; or

                    (ii) the protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.

          Anything in this Agreement to the contrary notwithstanding, to the extent that and for so long as the Corporation shall choose to continue to maintain any policies of directors' and officers' liability insurance during the Indemnification Period, the Corporation shall maintain similar and equivalent insurance for the benefit of Indemnitee during the Indemnification Period (whether more or less favorable to Indemnitee than the existing policies of such insurance maintained by the Corporation).

          (b) ADDITIONAL INDEMNIFICATION IN LIEU OF INSURANCE. If the Corporation discontinues any policy or policies of directors' and officers' liability insurance referred to in Section 9(a) or limits in any way the coverages provided thereunder either in scope or amount, or such policies or coverages provided thereunder become unavailable in whole or in part for any reason, the Corporation agrees to hold harmless and indemnify Indemnitee for the remainder of the Indemnification Period to the full extent of the coverage which would otherwise have been provided for the benefit of Indemnitee if such insurance policies specified in Section 9(a) had been maintained.

          10. MODIFICATION, WAIVER, TERMINATION AND CANCELLATION.

          No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both Indemnitee and the Corporation. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall any such waiver constitute a continuing waiver.

          11. SUBROGATION.

          In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything which may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

          12. NOTICE BY INDEMNITEE AND DEFENSE OF CLAIM.

          Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Corporation shall not relieve it from any liability which it may have to Indemnitee if such omission does not materially prejudice the rights of the Corporation. If such omission does materially prejudice the rights of the Corporation, the Corporation shall be relieved from liability under this

Agreement only to the extent of such prejudice; nor will such omission relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

          (a) The Corporation will be entitled to participate therein at its own expense; and

          (b) The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense of Indemnitee therein, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of Indemnitee in any Proceeding if there has been a Change in Control or if Indemnitee has reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice to Indemnitee from the Corporation of its election to assume the defense of Indemnitee therein, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

               (i) The employment of counsel by Indemnitee has been authorized by the Corporation;

               (ii) Indemnitee has reasonably concluded that counsel employed by the Corporation may not adequately represent Indemnitee; or

               (iii) The Corporation has not in fact employed counsel to assume the defense of Indemnitee in such Proceeding or has not in fact assumed such defense or is not acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

          (c) The Corporation shall not settle any Proceeding in any manner which would impose any liability, penalty or limitation on Indemnitee without the written consent of Indemnitee; provided, however, that Indemnitee will not unreasonably withhold consent to any proposed settlement.

          13.  NOTICES.

          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (b) mailed by registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

     (a) If to Indemnitee, to:






     (b)  If to the Corporation, to:

          MidAmerican Energy Holdings Company
          666 Grand Avenue
          P. O. Box 657
          Des Moines, Iowa 50303-0657
          Attention:  Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

          14. NONEXCLUSIVITY.

          The rights of Indemnitee under this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Business Corporation Act of the State of Iowa, the Articles of Incorporation or Bylaws of the Corporation, or any agreements, vote of shareholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

          15. CERTAIN DEFINITIONS.

          (a)  "CHANGE  IN  CONTROL" shall be deemed to have occurred if:

          (1) Any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 15% or more of the total voting power represented by the then outstanding voting securities of the Corporation; or

                    (2) The Corporation is a party to a Business Combination (as defined in Section C(1) of Article VIII of the Articles of Incorporation, as in effect on the date hereof) except for any such Business Combination which meets the conditions specified in paragraph 1 of Section B of such Article VIII.

                    (b)  "DISINTERESTED   DIRECTOR"  means  a  director  of  the
          Corporation who is not or was not a party to the Proceeding with respect to which indemnification is being sought by Indemnitee.

                    (c) "EXPENSES" shall include all direct and indirect costs (including without limitation attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Corporation or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise: provided, however, that "Expenses" shall not include any liabilities.

                    (d) "FINAL ADVERSE DETERMINATION" means a determination that Indemnitee is not entitled to indemnification pursuant to Section 5 and either (i) a final adjudication in an Iowa court or decision of an arbitrator pursuant to Section 8(a) shall have denied the right of Indemnitee to indemnification under this Agreement, and is no longer appealable, or (ii) Indemnitee shall have failed to file a complaint in an Iowa court or seek an arbitration award pursuant to Section 8(a) for a period of 120 days after the determination made pursuant to
          Section 5.

                    (e) "INDEMNIFICATION PERIOD" means the period of time for so long as Indemnitee shall continue to serve as a director or officer of the Corporation, or both, and thereafter so long as Indemnitee shall be subject to any possible Proceeding.

                    (f) "INDEPENDENT  LEGAL COUNSEL" means special legal counsel
          (i) selected by the Board of Directors by vote of a majority of a quorum consisting of Disinterested Directors or, if such quorum cannot be obtained, by vote of a majority of the full Board of Directors, including directors who are not Disinterested Directors, and (ii) approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Board of Directors (which approval shall not be unreasonably withheld), and that neither is presently nor in the five years preceding such selection has been retained to represent (y) the Corporation or any of its subsidiaries or affiliates, or Indemnitee or any corporation or entity as to which Indemnitee is or was a director, officer or employee, or any subsidiary or affiliate of such a corporation or entity, in any material matter, or (z) any other party to the Proceeding giving rise to the claim for indemnification with respect to which such counsel is being selected. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine the right of Indemnitee to indemnification under this Agreement.

          (g) "LIABILITIES" means liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

          (h) "PROCEEDING" means any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal that is associated with Indemnitee being or having been a director or officer of the Corporation.

          17. BINDING EFFECT; Duration and Scope of Agreement.

          This Agreement shall be binding upon and inure to the benefit of and be enforceable by Indemnitee and the Corporation and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs, executors, personal representatives and administrators and other legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director or officer of the Corporation.

          18. SEVERABILITY.

          If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

          (a) The validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

          (b) To the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provisions held invalid, illegal or unenforceable.

          19. GOVERNING LAW.

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Iowa.

          20. ENTIRE AGREEMENT.

          This Agreement represents the entire agreement between the Corporation and Indemnitee, and there are no other agreements, contracts or understandings between them, with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 14.

          IN  WITNESS   WHEREOF,   this  Indemnity   Agreement  is  executed  by
MidAmerican Energy Holdings Company and the Indemnitee as of the date first written above.

                                       MIDAMERICAN ENERGY HOLDINGS COMPANY



                                       By
                                       -------------------------------------
                                       S. J. Bright
                                       President and Chief Executive Officer

                                       INDEMNITEE



                                       -------------------------------------
                                       (Signature)




                                       -------------------------------------




MEC\Policy\Indem\Holding\Indem.form
12.01.96